Filed pursuant to Rule 424(b)(4)

Registration Statement No. 333-273525

690,000 Shares of Common Stock

10,741,139 Series A-1 Warrants to Purchase Common Stock

10,741,139 Series A-2 Warrants to Purchase Common Stock

10,051,139 Pre-Funded Warrants to Purchase Common Stock

Placement Agent Warrants to Purchase up to 751,880 Shares of Common Stock

32,285,297 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants, and Placement Agent Warrants

BLUE STAR FOODS CORP.

We are offering 690,000 shares of our common stock together with Series A-1 warrants to purchase up to 690,000 shares of common stock and Series A-2 warrants to purchase up to 690,000 shares of common stock, or the common stock purchase warrants. Each share of our common stock is being sold together with a Series A-1 common stock purchase warrant to purchase one share of our common stock and a Series A-2 common stock purchase warrant to purchase one share of our common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The public offering price for each share of common stock and accompanying common stock purchase warrants is $0.4655. Each common stock purchase warrant will have an exercise price per share of $0.4655 and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the common stock purchase warrants (“Warrant Stockholder Approval”). The Series A-1 common stock purchase warrants will expire on the five year anniversary of the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire on the eighteen month anniversary of the effective date of the Warrant Stockholder Approval.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, pre-funded warrants to purchase up to 10,051,139 shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant is being sold together with a Series A-1 common stock purchase warrant to purchase one share of our common stock and a Series A-2 common stock purchase warrant to purchase one share of our common stock as described above being issued with each share of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying common stock purchase warrants will equal the price per share of common stock being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will not be listed on the Nasdaq Capital Market and are not expected to trade in any market. However, the shares of our common stock to be issued upon exercise of the pre-funded warrants will trade on the Nasdaq Capital Market.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BSFC.” The last reported sale price of our common stock on the Nasdaq Capital Market on September 6, 2023, was $0.4655 per share. There is no established public trading market for the common stock purchase warrants and pre-funded warrants and we do not expect a market for the common stock purchase warrants or the pre-funded warrants to develop. We do not intend to list the common stock purchase warrants or pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common stock purchase warrants will be limited.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 36 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities law and, as such, we have elected to comply with certain reduced public company reporting requirements. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risks. See “Risk Factors” beginning on page 8. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Common stock purchase warrant	Per Pre-Funded Warrant and Common stock purchase warrant	Total
Public offering price	$0.4655	$0.4555	$4,899,488.81
Placement agent fees(1)	$0.0326	$0.0326	$350,000.01
Proceeds to us, before expenses	$0.4329	$0.4229	$4,549,488.80

(1) We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering, reimbursement for non-accountable expenses in an amount up to $35,000, and legal fees and other out-of-pocket expenses in the amount of up to $100,000. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 7.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants), at an exercise price of $0.5819 per share, which represents 125% of the public offering price per share and accompanying warrants. For a description of the compensation to be received by the placement agent, see “Plan of Distribution” for more information.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The delivery to purchasers of the shares of common stock, pre-funded warrants, and warrants to purchase common stock in this offering is expected to be made on or about September 11, 2023, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is September 7, 2023

Neither we nor the placement agent have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on our behalf or to which we have referred you. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus and the documents incorporated by reference, especially the “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the accompanying notes to those statements, incorporated herein by reference to our Form 10-K and our other filings with the SEC before making an investment decision. If any of the risks materialize or other events or conditions arise that we cannot predict, our business, financial condition, operating results and prospects could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose part or all of your investment. Some of the statements in this prospectus and the documents incorporated by reference constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus and the documents incorporated by reference. As used herein, and any amendment hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Blue Star Foods Corp. and its consolidated subsidiaries. On June 9, 2023, we amended our Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of common stock by a ratio of 1-for-20 (the “Reverse Stock Split”). The reverse split was effected on June 21, 2023. Unless expressly stated in this registration statement, all share and per share information included herein has been adjusted to account for the Reverse Stock Split.

Overview

We are an international sustainable marine protein company that owns and operates several portfolio companies with an emphasis on environmental, social and governance values. We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America; and

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada.

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

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Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

We intend to grow our business in several ways, including:

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had five major suppliers located in the United States, Indonesia, Vietnam and China which accounted for approximately 76% of the Company’s total purchases during the year ended December 31, 2022. The Company’s largest supplier is located in Indonesia and accounted for 29% of the Company’s total purchases in the year ended December 31, 2022.

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

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The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Recent Developments

On May 30, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “May 2023 Note”) and a common stock purchase warrant (the “May 2023 Warrant”) to acquire 435,035 shares of common stock of the Company, for the aggregate funding amount of $1,000,000. The conversion price of the May 2023 Note is equal to the lesser of: (i) US$2.40; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. In connection with the issuance of the May 2023 Note and the May 2023 Warrant, the Company paid a $50,000 commitment fee to Lind. The proceeds from the sale of the May 2023 Note and May 2023 Warrant are for general working capital.

Previously, on January 24, 2022, the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “2022 Note”). In connection with the issuance of the 2022 Note, the Company granted Lind a first priority security interest and lien upon all of its assets, including a pledge on its shares in John Keeler & Co. Inc., pursuant to the Security Agreement dated as of January 24, 2022 by and between the Company and Lind (the “2022 Security Agreement”). In connection with the issuance of the Note, the Company and Lind amended the 2022 Security Agreement to include the May 2023 Note, pursuant to the Amended and Restated Security Agreement dated as of May 30, 2023 by and between the Company and Lind (the “Amended and Restated Security Agreement”).

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the common stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 62,500 restricted shares of the Company’s common stock as a “Commitment Fee.”

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement.

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 50,000 shares of the Company’s restricted common stock for a total purchase price of $200,000 in four closings. The first closing occurred on the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing.

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On June 16, 2023, the Company terminated the loan and security agreement, dated March 31, 2021 (the “Loan Agreement”), between Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”) and the Company’s wholly-owned subsidiary, John Keeler & Co., Inc., d/b/a Blue Star Foods, a Florida corporation (“Keeler & Co.”) and its wholly-owned subsidiary, Coastal Pride Seafood, LLC, a Florida limited liability company (“Coastal Pride”) and paid a total of approximately $108,471 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,490, accrued interest of approximately $9,988, and other fees incurred in connection with the line of credit of approximately $4,991. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated. Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods. Amounts due under the line of credit were represented by a revolving credit note issued to Lighthouse by the Borrowers. The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler.

On June 9, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended (“Certificate of Incorporation”), with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a rate of 1-for-20 (the “Reverse Stock Split”), effective as of June 21, 2023.

On July 27, 2023, the Company entered into a First Amendment to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the Purchase Agreement in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and common stock purchase warrants in such aggregate amount as the Company and Lind shall mutually agree pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $300,000 (the “July 2023 Note”) and a common stock purchase warrant to acquire 175,234 shares of common stock of the Company (the “July 2023 Warrant”), for the aggregate funding amount of $250,000. The conversion price of the July 2023 Note is equal to the lesser of: (i) US$1.34; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The July 2023 Warrant is exercisable at an exercise price of $1.34 per share, subject to customary adjustments. In connection with the issuance of the Note and the Warrant, the Company paid a $12,500 commitment fee to Lind. The proceeds from the sale of the Note and Warrant are for general working capital.

In connection with the issuance of the July 2023 Note, on July 27, 2023, the Company and Lind entered into the First Amendment to Security Agreement (“Security Agreement Amendment”) to include the July 2023 Note thereunder.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart our Business Startups Act (“JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years from the date of the first sale of our common stock of the issuer pursuant to an effective registration statement, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995. Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858. Our website address is https://bluestarfoods.com/. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

The Offering Summary

Issuer	Blue Star Foods Corp.

Common Stock and common stock purchase warrants	690,000 shares of our common stock, pre-funded warrants to purchase up to 10,051,139 shares of common stock and common stock purchase warrants to purchase up to 21,482,278 shares of common stock. The shares of common stock or pre-funded warrants, respectively, and common stock purchase warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each common stock purchase warrant has an exercise price of $0.4655 per share of common stock and will be exercisable beginning on the effective date of the Warrant Stockholder Approval. The Series A-1 common stock purchase warrants will expire five years from the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire eighteen months from the effective date of the Warrant Stockholder Approval. See “Description of Securities We Are Offering”. We are also registering 31,533,417 shares of common stock issuable upon exercise of the pre-funded warrants and the common stock purchase warrants pursuant to this prospectus.

Pre-funded warrants offered by us

We are also offering to those purchasers, if any, whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, pre-funded warrants in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock.

The purchase price of each pre-funded warrant and accompanying common stock purchase warrants will equal the price per share of common stock and accompanying common stock purchase warrants being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time, subject to ownership limitations. The pre-funded warrants do not expire. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Capital Stock and Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

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Common Stock to be outstanding after this offering(1)	14,180,460 shares of common stock, assuming the exercise in full of the pre-funded warrants, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity.

Use of Proceeds	We intend to use up to approximately $2 million of the net proceeds of this offering for the repayment of certain outstanding debt and the rest for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Nasdaq Capital Market Symbol

BSFC

We do not intend to apply to list the common stock purchase warrants or pre-funded warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the common stock purchase warrants and pre-funded warrants will be limited.

Lock-up Agreements	The Company and our directors and officers have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 60 days from closing of the offering. See “Plan of Distribution” for more information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 for important information.

(1) The number of shares of common stock to be outstanding after the offering is based on 3,439,321 shares of common stock outstanding as of the date of this prospectus and excludes the following as of that date:

●	223,076 shares of our common stock issuable upon the exercise of stock options;

●	730,944 shares of our common stock issuable upon exercise of warrants;

●	Approximately 85,771 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 50,000 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP, a Delaware limited partnership, on January 24, 2022, each of which is subject to potential anti-dilution adjustment as a result of this offering;

●	Approximately 2,864,304 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 435,035 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on May 30, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering; and

●	Approximately 716,076 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 175,234 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on July 27, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering.

Unless otherwise indicated, all information in this prospectus assumes no exercise or conversion of the outstanding notes, warrants or stock options described above.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise of outstanding options or warrants;

●	no sale of any pre-funded warrants in lieu of common stock in this offering; and

●	no exercise of any common stock purchase warrants sold in this offering.

6

SUMMARY FINANCIAL DATA

You should read the following summary financial data together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes for the year ended December 31, 2022, and for the three months ended June 30, 2023, appearing in our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2022, and Quarterly Report on Form 10-Q for the Three Months Ended June 30, 2023, respectively, incorporated herein by reference. The following summary statements of operations data for the years ended December 31, 2022 and 2021, are derived from our audited financial statements appearing in our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2022, incorporated herein by reference. We have derived the summary statements of operations data for the three months ended June 30, 2023 and 2022, and balance sheet data as of June 30, 2023, from our unaudited interim financial statements appearing in our Quarterly Report on Form 10-Q for the Three Months Ended June 30, 2023, incorporated herein by reference. We have prepared the unaudited interim financial statements on the same basis as the audited financial statements and have included all adjustments, consisting only of normal recurring adjustments that, in management’s opinion, are necessary to state fairly the information set forth in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future and our results for the three months ended June 30, 2023, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023, or any other period. The summary financial data in this section are not intended to replace our financial statements and related notes and are qualified in their entirety by the financial statements and related notes incorporated herein by reference.

	Three Months Ended June 30,		Years Ended December 31,
	2023	2022	2022	2021
	Unaudited
Statement of Operations Data

Revenue, net	$1,655,562	$2,958,866	$12,767,145	$9,973,264
Cost of revenue	1,574,547	2,621,112	13,419,133	7,979,830
Gross (loss) profit	81,015	337,754	(651,988)	1,993,434

Commissions	773	21,377	24,482	42,332
Salaries and wages	466,127	571,076	2,032,457	1,827,607
Depreciation and amortization	27,668	110,201	584,386	384,963
Impairment loss	—	—	5,797,906	374,300
Other operating expenses	662,699	767,302	2,522,764	2,147,873
Loss from operations	(1,076,252)	(1,132,202)	(11,613,983)	(2,783,641)
Other income	25,292	17,041	154,196	498,791
Interest Income	24	—	—	—
Loss on settlement of debt	(184,589)	—	(57,085)	—
Change in fair value of derivative and warrant liabilities	99,577	—	—	—
Interest expense	(315,787)	(322,052)	(1,678,097)	(320,524)
Net loss	(1,451,735)	(1,437,213)	(13,194,969)	(2,605,374)
Dividend on preferred stock	—	—	—	28,260
Net loss attributable to common stockholders	$(1,451,735)	$(1,437,213)	$(13,194,969)	$(2,633,634)

Comprehensive loss:
Change in foreign currency translation adjustment	(36,744)	(37,197)	(181,613)	(54,240)
Comprehensive loss			(181,613)	(54,240)
Comprehensive loss attributable to Blue Star Foods Corp.	$(1,488,479)	$(1,474,410)	$(13,376,582)	$(2,659,614)
Loss per common share:
Net loss per common share – basic and diluted	$(0.61)	$(1.20)	$(10.49)	$(2.43)
Weighted average common shares outstanding – basic and diluted	2,365,780	1,251,310	1,257,928	1,085,429

7

		December 31,
	June 30, 2023	2022	2021
	Unaudited
Balance Sheet Data
Total current assets	$4,851,119	$6,521,288	$9,631,546
Total assets	7,022,263	8,678,477	15,945,409
Total current liabilities	6,555,215	9,534,569	6,792,069
Total liabilities	7,037,975	9,924,200	7,038,441
Total stockholders’ (deficit) equity	(15,712)	(1,245,723)	8,906,968

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, and the risk factors included in our Annual Report on Form 10-K filed with the SEC on March 31, 2023, incorporated by reference into this prospectus, as well as the other information in this prospectus and the documents incorporated by reference into this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. If any such risks or uncertainties actually occur, our business, prospects, financial condition or operating results could differ materially from the plans, projections and other forward-looking statements included in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus. The trading price of our common stock could decline significantly due to any of these risks or other factors, and as a result, you may lose all or part of your investment.

Risks Related to Our Securities and This Offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

8

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. We will receive net proceeds of approximately $4.3 million from this offering. We believe that the net proceeds from this offering will meet our capital needs for the next 24 months under our current business plan.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Factors that could cause volatility in the market price of our common stock include, but are not limited to:

■	actual or anticipated fluctuations in our financial condition and operating results;

■	actual or anticipated changes in our growth rate relative to our competitors;

■	commercial success and market acceptance of our products;

■	success of our competitors in commercializing products;

■	strategic transactions undertaken by us;

■	additions or departures of key personnel;

■	product liability claims;

■	prevailing economic conditions;

■	disputes concerning our intellectual property or other proprietary rights;

■	U.S. or foreign regulatory actions affecting us or our industry;

■	sales of our common stock by our officers, directors or significant stockholders;

■	future sales or issuances of equity or debt securities by us;

■	business disruptions caused by natural disasters; and

■	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our common stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

9

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering, including for any of the purposes described in “Use of Proceeds.” You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used effectively. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may differ substantially from what we currently intend. The failure by our management to apply these funds effectively could adversely affect us. Pending their use, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or commercial bank accounts. While we intend to invest the net proceeds conservatively, there is no assurance that these investments will not decline in value or yield reasonable returns.

The common stock purchase warrants are not exercisable until stockholder approval and may not have any value.

Under Nasdaq Stock Market Rule 5635(d), the common stock purchase warrants are not exercisable until we obtain the Warrant Stockholder Approval for the issuance of shares issuable upon exercise of the common stock purchase warrants. While we intend to promptly seek Warrant Stockholder Approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. The common stock purchase warrants will be exercisable commencing on the date that the Warrant Stockholder Approval is obtained, if at all, at an initial exercise price equal to $0.4655 per share. In the event that the price of a share of our common stock does not exceed the exercise price of the common stock purchase warrants during the period when the common stock purchase warrants are exercisable, the common stock purchase warrants may not have any value. If we are unable to obtain the Warrant Stockholder Approval, the common stock purchase warrants may have no value. The Series A-1 common stock purchase warrants will expire on the five year anniversary of the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire on the eighteen month anniversary of the effective date of the Warrant Stockholder Approval.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.4655 per share and accompanying common stock purchase warrants, purchasers of securities in this offering will experience immediate dilution of $0.15 per share in net tangible book value of the common stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

You also may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock or preferred stock or other securities that are convertible into or exercisable for our common stock or preferred stock.

In addition, you may experience dilution of your ownership interests if our existing stockholders exercise warrants or sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the price of our common stock could decline. The perception in the market that these sales may occur could also cause the price of our common stock to decline. We may also issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 100,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with the capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

There is no public market for any common stock purchase warrants or pre-funded warrants sold in this offering.

There is no established public trading market for the common stock purchase warrants or pre-funded warrants being sold in this offering. We will not list the common stock purchase warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Therefore, we do not expect a market to ever develop for the common stock purchase warrants or pre-funded warrants. Without an active market, the liquidity of the common stock purchase warrants and pre-funded warrants will be limited.

10

The common stock purchase warrants and pre-funded warrants are speculative in nature.

The common stock purchase warrants and pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of common stock purchase warrants and pre-funded warrants may exercise their right to acquire the underlying common stock and pay the stated warrant exercise price per share.

Until holders of common stock purchase warrants or pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of such common stock purchase warrants or pre-funded warrants will have no rights with respect to shares of our common stock. Upon exercise of the common stock purchase warrants or pre-funded warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Raising additional capital may cause dilution to our stockholders, including purchasers of common stock in this offering, restrict our operations or require us to relinquish rights to our technologies or current or future therapeutic candidates. Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible into or exchangeable for common stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our common stock is currently listed for trading on The Nasdaq Capital Market. We must satisfy the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”), to maintain the listing of our common stock on The Nasdaq Capital Market.

On May 17, 2023, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the Company has not regained compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market and is not eligible for a second 180 day period to regain compliance with the Minimum Bid Price Requirement.

In addition, on May 23, 2023, we received a written notification (the “Notice”) from the Staff notifying the Company that based on the Company’s stockholders’ equity of $479,238 as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as filed with the Securities and Exchange Commission, the Company is no longer in compliance with the minimum stockholders’ equity requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), which matter serves as an additional basis for delisting the Company’s securities from Nasdaq. In addition, the Notice informed the Company that, as of May 22, 2023, it did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

On May 22, 2023, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) and, on June 9, 2023, submitted a plan to the Staff to regain compliance with the Minimum Bid Price Requirement and the Stockholders’ Equity Requirement prior to the hearing on June 29, 2023. The Panel will consider the Minimum Bid Price Requirement and the Stockholders’ Equity Requirement matters in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market.

On May 10, 2023, our shareholders approved a grant of authority to the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of no less than 1-for-2 and no more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date as determined by the Board in its sole discretion. On June 1, 2023, our Board fixed the ratio for our reverse stock split at 1-for-20 for the purposes of regaining compliance with the Minimum Bid Price Requirement and, on June 9, 2023, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split, which became effective as of June 21, 2023. Our common stock began trading on a post-reverse split basis beginning on June 21, 2023. The closing bid of the Company’s common stock has closed above the $1 minimum for at least 10 trading days, or until July 5, 2023, and the Panel has indicated that the Company has regained compliance with the Minimum Bid Price Requirement. In addition, the Panel is willing to grant the Company’s request for an exception as to the Stockholders’ Equity Requirement until September 15, 2023 to regain compliance, subject to certain conditions.

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There can be no assurance that we will be able to satisfy the conditions to regain compliance with the Stockholders’ Equity Requirement on a timely basis, if at all, or that we will ultimately regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. In the event that we are unable to comply with the foregoing, our common stock may be delisted from Nasdaq.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

Our executive officers, directors, principal stockholders and their affiliates will continue to exercise significant influence over our company after this offering, which will limit the ability of our other shareholders to influence corporate matters and could delay or prevent a change in corporate control.

The holdings of our executive officers, directors, principal stockholders and their affiliates represent beneficial ownership, in the aggregate, of approximately 20% of our outstanding common stock as of the date of this prospectus, or approximately 3% of our outstanding common stock after giving effect to the sale of 690,000 shares of our common stock, pre-funded warrants to purchase up to 10,051,139 shares of common stock and common stock purchase warrants to purchase up to 21,482,278 shares of common stock in this offering at a combined public offering price of $0.4655 per share and accompanying common stock purchase warrants (or $0.4555 per pre-funded warrant and accompanying common stock purchase warrants). The foregoing calculation excludes shares issuable pursuant to the accompanying common stock purchase warrants being sold in this offering and the possible exercise of options. If the specified individuals exercised all options they hold, and no other options were exercised by any other holder and excluding shares issuable pursuant to the accompanying common stock purchase warrant being sold in this offering, the holdings of the specified individuals would represent beneficial ownership, in the aggregate, of approximately 20% of our outstanding common stock prior to this offering, or approximately 6% of our outstanding common stock after giving effect to the sale of the shares of common stock and pre-funded warrants in this offering but excluding shares issuable pursuant to the accompanying common stock purchase warrants being sold in this offering and assuming the exercise in full of the pre-funded warrants. As a result of their combined ownership, these stockholders, if they act together, will be able to exert a significant degree of influence over our affairs and matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our common stock.

12

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future therefore capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with Lighthouse contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

13

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our common stock in this offering, after deducting placement agent fees and other offering expenses payable by us and assuming the exercise in full of the pre-funded warrants, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity, will be approximately $4.3 million, based on a public offering price of $0.4655 per share and accompanying common stock purchase warrants.

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. The common stock purchase warrants issued in this offering will be exercisable commencing on the date that Warrant Stockholder Approval is obtained, if at all. There is no guarantee that the Warrant Stockholder Approval will ever be obtained. In the event that we are unable to obtain Warrant Stockholder Approval, the common stock purchase warrants will not be exercisable and we will not receive any proceeds in connection with the exercise of the common stock purchase warrants.

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning, practice management implementations and up to approximately $2 million for repayment of certain outstanding debt.

We may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although we do not have agreements or commitments for any material acquisitions or investments at this time. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted immediately depending on the difference between the public offering price per share of our common stock and accompanying warrants and the as adjusted net tangible book value per share of our common stock immediately after this offering (in each case, assuming the exercise in full of the pre-funded warrants sold in this offering, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity).

After giving effect to the sale and issuance of 690,000 shares of common stock and accompanying common stock purchase warrants at a public offering price of $0.4655 per share and accompanying common stock purchase warrants and 10,051,139 pre-funded warrants at a public offering price of $0.4555 per pre-funded warrant and accompanying common stock purchase warrants in this offering, after deducting placement agent fees and other offering expenses payable by us, our as adjusted pro forma net tangible book value at June 30, 2023, would have been $4,334,786, or $0.32 per share of our common stock (assuming the exercise in full of the pre-funded warrants sold in this offering, no exercise of the common stock purchase warrants being offered in this offering, that no value is attributed to such common stock purchase warrants and that such common stock purchase warrants are classified as and accounted for as equity). This represents an immediate increase in pro forma net tangible book value of approximately $0.32 per share to our existing stockholders and an immediate dilution of $0.15 per share to new investors.

14

The dilutive effect per share to investors participating in this offering is determined by subtracting the as adjusted pro forma net tangible book value per share after this offering from the public offering price per share and accompanying common stock purchase warrants paid by investors participating in this offering. The following table illustrates this result on a per share basis:

Public offering price per share and accompanying common stock purchase warrants		$0.47
Pro forma net tangible book value per share at June 30, 2023.	(0.01)
Increase in book value per share attributable to new investors	0.33
As adjusted pro forma net tangible book value per share after this offering	0.32
Dilution per share to new investors		$0.15

The table and discussion above are based on 2,716,288 shares of common stock outstanding as of June 30, 2023, assume no sale of any pre-funded warrants, and excludes, as of that date, the following:

●	223,076 shares of our common stock issuable upon the exercise of stock options;

●	555,710 shares of our common stock issuable upon exercise of warrants;

●	Approximately 85,771 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 50,000 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP, a Delaware limited partnership, on January 24, 2022, each of which is subject to potential anti-dilution adjustment as a result of this offering;

●	Approximately 2,864,304 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 435,035 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on May 30, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering; and

●	Approximately 716,076 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 175,234 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on July 27, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering.

To the extent that outstanding options or warrants are exercised, or shares are issued in connection with our equity incentive plans, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that, in the future, additional capital is raised through the sale of equity, convertible debt securities, or securities with equity components, those issuances may result in dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE ARE OFFERING

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Delaware General Corporation Law, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Reverse Stock Split

On June 9, 2023, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the 1-for-20 Reverse Stock Split, which became effective as of June 21, 2023. As of September 7, 2023, we had 3,439,321 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “BSFC”. The transfer agent and registrar for our common stock is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Preferred Stock

Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock” (the “Series A Stock”).

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of common stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of common stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the common stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of common stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of common stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of common stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

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Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of common stock at a conversion rate of 25 shares of common stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on common stock payable in shares of common stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of common stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of common stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Upon a merger, share exchange or consolidation of the Company, the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets, or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of common stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

On June 30, 2021, all of the 1,413 shares of Series A Stock then issued and outstanding were converted into an aggregate of 706,500 (pre-split) shares of common stock of the Company.

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We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Stock Options

As of September 6, 2023, the following options are outstanding: (i) a 10-year option to purchase 156,000 shares of common stock at an exercise price of $40.00 per share granted to Christopher Constable, our former chief financial officer and director, (ii) 10-year options to purchase an aggregate of 30,062 shares of common stock at an exercise price of $40.00 per share to certain employees, (iii) 10-year options to purchase an aggregate of 1,250 shares of common stock at an exercise price of $40.00 per share to certain contractors under the 2018 Plan; (iv) 3-year options to purchase an aggregate of 25,000 shares of common stock at an exercise price of $40.00 per share to the Company’s directors; (v) 3-year options to purchase an aggregate of 1,378 shares of common stock at an exercise price of $17.20 per share to an employee; (vi) 3-year options to purchase an aggregate of 285 shares of common stock at an exercise price of $15.80 per share to an employee; (vii) 3-year options to purchase an aggregate of 351 shares of common stock at an exercise price of $120.00 per share to Silvia Alana, the Company’s Chief Financial Officer; and (viii) 5-year options to purchase an aggregate of 8,750 shares of common stock at an exercise price of $40.00 per share to the Company’s directors.

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If at any time the Company subdivides its outstanding shares of common stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of common stock, then the number of shares of common stock for which the options are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of common stock which a record holder of the same number of shares of common stock for which the options are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

Prior Warrants

We issued warrants to purchase an aggregate of 75,000 shares of common stock to investors in an offering from June 17, 2021 through July 14, 2021, in which the Company entered into subscription agreements with certain “accredited investor” (as defined in Regulation D under the Securities Act). As of August 24, 2023, warrants to purchase 7,125 shares of common stock have been exercised, and warrants to purchase 67,875 shares of common stock remain outstanding. Each warrant entitles the holder to purchase shares of common stock at an exercise price of $40.00 per share and will expire three years from the date of issuance. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

On February 10, 2023, we entered into an underwriting agreement with Aegis Capital Corp. (“Aegis”), pursuant to which the Company agreed to sell to Aegis, in a firm commitment public offering, (i) 8,200,000 shares of the Company’s common stock (not reflecting the Reverse Stock Split) for a public offering price of $0.20 per share (not reflecting the Reverse Stock Split) and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase 800,000 shares of the Company’s common stock (the “Warrant Shares”) (not reflecting the Reverse Stock Split), for a public offering price of $0.199 per Pre-funded Warrant to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this offering. The Pre-funded Warrants have an exercise price of $0.001 per share (not reflecting the Reverse Stock Split). The Pre-funded Warrants were issued in registered form under a Warrant Agent Agreement between the Company and Vstock Transfer, LLC as the warrant agent.

If at any time the Company subdivides its outstanding shares of common stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of common stock, then the number of shares of common stock for which the warrants are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of common stock which a record holder of the same number of shares of common stock for which the warrants are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Further, the exercise price for each warrant will be adjusted to equal (x) the current exercise price immediately prior to the adjustment multiplied by the number of shares of common stock for which the warrants are exercisable into immediately prior to the adjustment divided by (y) the number of shares of common stock for which the warrants are exercisable into immediately after such adjustment.

Underwriter Warrants

Pursuant to an underwriting agreement dated as of November 2, 2021 by and among the Company and Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein, in connection to a firm commitment underwritten public offering, the Company issued to Newbridge a warrant to purchase 2,800 shares of common stock in the aggregate (the “Newbridge Underwriter Warrant”). Such warrant will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days from the commencement of sales of the common stock sold in the offering, and expiring on the three year anniversary of the effective date of the registration statement in connection with the offering. The exercise price of the Newbridge Underwriter Warrant is $100.00 per share.

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Other Convertible Securities

On January 24, 2022, we issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (“2022 Note”). The outstanding principal under the note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date, or a combination of cash and stock.

In addition, we issued to Lind a five-year warrant to purchase 50,000 shares of common stock of the Company at an exercise price of $90.00 per share, subject to customary adjustments (“2022 Warrant”). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $90.00 per share.

In connection with the issuance of the 2022 Note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement (the “2022 Security Agreement”) and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The 2022 Note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness other than certain amounts under the current line of credit facility with Lighthouse Financial Corp. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant an investor the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

Commencing on the earlier of July 24, 2022 or the effectiveness of the registration statement covering Lind’s shares, if the Company fails to maintain the listing and trading of its common stock, the 2022 Note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If a resale registration statement is not effective covering the shares of common stock issuable to Lind in 180 days following January 24, 2022, the note will be in default. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The 2022 Note is convertible into common stock at $100.00 per share, subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the 2022 Note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the 2022 Note.

The Company may prepay the outstanding principal amount of the 2022 Note, provided Lind may convert up to 25% of the principal amount of the 2022 Note at a price per share equal to the lesser of the Repayment Share Price or the conversion price.

The 2022 Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the 2022 Note, the note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

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On May 30, 2023, we issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “May 2023 Note”) and a common stock purchase warrant (the “May 2023 Warrant”) to acquire 435,035 shares of common stock of the Company, for the aggregate funding amount of $1,000,000. In connection with the issuance of the May 2023 Note and the May 2023 Warrant, the Company paid a $50,000 commitment fee to Lind. The proceeds from the sale of the May 2023 Note and May 2023 Warrant were used for general working capital.

In connection with the issuance of the May 2023 Note, the Company and Lind amended the 2022 Security Agreement to include the May 2023 Note, pursuant to the Amended and Restated Security Agreement dated as of May 30, 2023 by and between the Company and Lind (the “Amended and Restated Security Agreement”).

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

The May 2023 Note is convertible into common stock of the Company at any time after the earlier of 90 days from issuance or the date this registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the May 2023 Note is equal to the lesser of: (i) US$2.40; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the May 2023 Note and the exercise of the May 2023 Warrant, in the aggregate, will not, without the prior approval of the shareholders of the Company, exceed a number of shares equal to 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the Note, per Nasdaq rules and guidance.

The May 2023 Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the May 2023 Note, the May 2023 Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the note. Events of default include a change of control, a default in any indebtedness in excess of $100,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after the applicable time the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $2.5 million for 10 days.

The May 2023 Warrant entitles Lind to purchase up to 435,035 shares of common stock of the Company during the exercise period commencing on the date that is six (6) months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty (60) months from the Exercise Period Commencement at an exercise price of $2.454 per share, subject to customary adjustments. The May 2023 Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company issued to the Lind a secured, two-year, interest free convertible promissory note in the principal amount of $300,000 (the “July 2023 Note”) and a common stock purchase warrant to acquire 175,234 shares of common stock of the Company (the “July 2023 Warrant”), for the aggregate funding amount of $250,000. In connection with the issuance of the July 2023 Note and the July 2023 Warrant, the Company paid a $12,500 commitment fee to Lind. The proceeds from the sale of the July 2023 Note and July 2023 Warrant are for general working capital.

In connection with the issuance of the July 2023 Note, on July 27, 2023, the Company and Lind entered into the First Amendment to Security Agreement (“Security Agreement Amendment”) to include the July 2023 Note thereunder.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock issuable to Lind pursuant to the July 2023 Note and July 2023 Warrant.

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The July 2023 Note is convertible into common stock of the Company at any time after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the July 2023 Note is equal to the lesser of: (i) US$1.34; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the July 2023 Note and the exercise of the July 2023 Warrant, in the aggregate, will not, without the prior approval of the shareholders of the Company, exceed a number of shares equal to 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the Note, per Nasdaq rules and guidance.

The July 2023 Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the July 2023 Note, the note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the note. Events of default include a change of control, a default in any indebtedness in excess of $100,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after the applicable time the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $2.5 million for 10 days.

The July 2023 Warrant entitles Lind to purchase up to 175,234 shares of common stock of the Company during the exercise period commencing on the date that is six (6) months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty (60) months from the Exercise Period Commencement at an exercise price of $1.34 per share, subject to customary adjustments. The July 2023 Warrant includes cashless exercise and full ratchet anti-dilution provisions.

Common Stock Purchase Warrants

The following summary of certain terms and provisions of the common stock purchase warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common stock purchase warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common stock purchase warrant for a complete description of the terms and conditions of the common stock purchase warrants.

Duration and Exercise Price. Each common stock purchase warrant offered hereby will have an exercise price of $0.4655 per share. The common stock purchase warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval. The Series A-1 common stock purchase warrants will expire five years from the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire eighteen months from the effective date of the Warrant Stockholder Approval. The exercise price and number of shares of common stock issuable upon exercise of the common stock purchase warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common stock purchase warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter. The common stock purchase warrants will be issued in certificated form only. We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek stockholder approval for the issuance of share of common stock issuable upon exercise of the common stock purchase warrants but we cannot assure you that such stockholder approval will be obtained. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of common stock upon exercise of the common stock purchase warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the common stock purchase warrants are no longer outstanding.

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Exercisability. Subject to receipt of the Warrant Stockholder Approval, the common stock purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common stock purchase warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common stock purchase warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock purchase warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the common stock purchase warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common stock purchase warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the common stock purchase warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the common stock purchase warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common stock purchase warrants have the right to require us or a successor entity to redeem the common stock purchase warrants for cash in the amount of the Black-Scholes Value (as defined in each common stock purchase warrant) of the unexercised portion of the common stock purchase warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common stock purchase warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common stock purchase warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the common stock purchase warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the common stock purchase warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Trading Market. There is no established trading market for the common stock purchase warrants, and we do not expect such a market to develop. We do not intend to apply to list the common stock purchase warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common stock purchase warrants will be extremely limited.

No Rights as a Stockholder. Except as otherwise provided in the common stock purchase warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of common stock purchase warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s common stock purchase warrants.

Amendments. The common stock purchase warrants may be modified or amended with the written consent of the holder of such common stock purchase warrant and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants offered hereby in lieu of shares of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time. There is no expiration date for the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days’ prior notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

No Exchange Listing. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

No Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights. The common stock purchase warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Amendments. The pre-funded warrants may be modified or amended with the written consent of the holder of such pre-funded warrant and us.

Placement Agent Warrants

The following summary of certain terms and provisions of the placement agent warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrants, the forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Prospective investors should carefully review the terms and provisions of the forms of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. Each Placement Agent Warrant offered hereby will have an initial exercise price equal to $0.5819 per share of common stock. The Placement Agent Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval. The Placement Agent Warrants will expire five years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. Subject to receipt of the Warrant Stockholder Approval, the Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Placement Agent Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Placement Agent Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Placement Agent Warrants.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Placement Agent Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Placement Agent Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrants for cash in the amount of the Black-Scholes Value (as defined in each Placement Agent Warrant) of the unexercised portion of the Placement Agent Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Placement Agent Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Placement Agent Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our common stock are not offered or paid any consideration in the fundamental transaction, holders of common stock will be deemed to have received common stock of our successor entity.

Transferability. Subject to applicable laws, a Placement Agent Warrant may be transferred at the option of the holder upon surrender of the Placement Agent Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Placement Agent Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Placement Agent Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Placement Agent Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Placement Agent Warrants will be extremely limited.

No Rights as a Stockholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Placement Agent Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Placement Agent Warrants.

Amendments. The warrants may be modified or amended with the written consent of the holder of the Placement Agent Warrant and us.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax consequences of (i) the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering, or the Shares, (ii) the purchase, ownership, disposition and lapse of the common stock purchase warrants and (iii) the purchase, ownership and disposition of the pre-funded warrants. The Shares, common stock purchase warrants and pre-funded warrants are referred to collectively herein as our securities. This summary does not purport to be a complete analysis of all potential tax consequences relating to the purchase, ownership, exercise, lapse and disposition of our securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable U.S. state or local or non-U.S. tax laws are not discussed, nor is the potential application of the alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, exercise, lapse and disposition (as applicable) of our securities.

This discussion is limited to holders that hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

● holders that own or are deemed to own more than 5% of our capital stock;

● certain former citizens or long-term residents of the United States;

● persons for whom shares of our common stock or pre-funded warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code;

● persons holding our securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

● persons deemed to sell our securities under the constructive sale provisions of the Code;

● banks, insurance companies, and other financial institutions;

● brokers, dealers or traders in securities or currencies;

● “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

● S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

● tax-exempt organizations or governmental organizations;

● tax-qualified retirement plans;

● holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation; and

● “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by one or more qualified foreign pension funds.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of such shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share received. Similarly, the tax basis of the pre-funded warrant should carry over to the share received upon exercise, increased by the exercise price of $0.0001 per share. If a pre-funded warrant expires without being exercised, the holder should recognize a capital loss in an amount equal to such holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.

Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our common stock. In that case, the amount and character of your gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below. Accordingly, each holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that a pre-funded warrant is treated as a share of our common stock for U.S. federal income tax purposes.

Allocation of Purchase Price

Each purchaser of Shares or pre-funded warrants must allocate its purchase price for such shares or pre-funded warrants between each Share or pre-funded warrant, as applicable and the accompanying common stock purchase warrants based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each Share, pre-funded warrant and common stock purchase warrant. A holder’s allocation of the purchase price among the Shares, pre-funded warrants and common stock purchase warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its tax advisor regarding the allocation of the purchase price among the Shares, pre-funded warrants and common stock purchase warrants.

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Tax Considerations Applicable to U.S. Holders

Definition of U.S. Holder

In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the United States;

● a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

● a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Shares

As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future. However, if we do make distributions (including constructive distributions as described below) on our Shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends generally are taxed under current law at applicable long-term capital gains rates, provided certain holding period requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, as applicable, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of Our Securities.”

Constructive Dividends on Common Stock Purchase Warrants and Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares that will be issued on the exercise of the common stock purchase warrants or the pre-funded warrants, or an adjustment to (or failure to adjust) the exercise price of the common stock purchase warrants or the pre-funded warrants, may be treated as a constructive distribution to a U.S. holder of the common stock purchase warrants or the pre-funded warrants, as applicable, if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). U.S. holders should consult their tax advisors as to (i) whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received, (ii) whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends, and (iii) the general treatment of constructive distributions under their particular circumstances. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments on the common stock purchase warrants, the pre-funded warrants or Shares, or offset against other assets of such U.S. holder. Generally, a U.S. holder’s adjusted tax basis in a common stock purchase warrant or pre-funded warrant should be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the securities.

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Sale or Other Taxable Disposition of Our Securities

Upon the sale, exchange or other taxable disposition of the Shares, common stock purchase warrants (other than by exercise) or pre-funded warrants, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in such securities. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such securities is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Exercise, Lapse, or Redemption of a Common Stock Purchase Warrant

Except as discussed below with respect to the cashless exercise of a common stock purchase warrant, a U.S. holder generally will not recognize gain or loss upon the exercise of a common stock purchase warrant. A U.S. holder’s tax basis in a Share received upon exercise of the common stock purchase warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the common stock purchase warrant and the exercise price. The U.S. holder’s holding period for the Share received upon exercise of the common stock purchase warrant generally will commence on the date of exercise of the common stock purchase warrant or the date following the date of exercise of the common stock purchase warrant; however, in either case the holding period will not include the period during which the U.S. holder held the common stock purchase warrant. If a common stock purchase warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the common stock purchase warrant.

The tax consequences of a cashless exercise of a common stock purchase warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Shares received would equal the holder’s basis in the common stock purchase warrants used to effect the cashless exercise. If the cashless exercise is not treated as a gain realization event, a U.S. holder’s holding period in the Shares generally would be treated as commencing on the date of exercise of the common stock purchase warrant or the date following the date of exercise of the common stock purchase warrant; however, in either case the holding period will not include the period during which the U.S. holder held the common stock purchase warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Shares would include the holding period of the common stock purchase warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the common stock purchase warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining common stock purchase warrants, which would be deemed to be exercised. For this purpose, a U.S. holder could be deemed to have surrendered common stock purchase warrants having an aggregate fair market value equal to the exercise price for the total number of common stock purchase warrants to be deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock purchase warrants deemed surrendered and the U.S. holder’s tax basis in such common stock purchase warrants. In this case, a U.S. holder’s tax basis in the Shares received would equal the sum of the U.S. holder’s initial investment in the common stock purchase warrants deemed exercised and the exercise price of such common stock purchase warrants. A U.S. holder’s holding period for the Shares in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the common stock purchase warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

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Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

● fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

● furnishes an incorrect taxpayer identification number;

● is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

● fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder (nor a partnership or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Distributions and Constructive Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future. However, if we do make distributions of cash or property on the Shares, or if any deemed dividends result from certain adjustments, or failure to make adjustments, to the conversion rate or exercise price of the common stock purchase warrants or the pre-funded warrants, as described above under “Tax Considerations Applicable to U.S. Holders — Constructive Dividends on Common Stock Purchase Warrants and Pre-Funded Warrants,” such actual or deemed distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Shares, common stock purchase warrants or pre-funded warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition of Our Securities.”

Subject to the discussion below on effectively connected income, backup withholding and FATCA, dividends paid or deemed paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the actual or deemed dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash on the Shares, common stock purchase warrants or pre-funded warrants or sales proceeds received by or other funds or assets of such non-U.S. holder. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate of U.S. federal withholding tax, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties.

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If dividends paid or deemed paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Our Securities

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities unless:

●the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●the non-U.S. holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation”, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons (as defined in the Code). A non- U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

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With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or that we will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of the shares or common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is (and assuming that our common stock purchase warrants and pre-funded warrants are not) “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. It is unclear how a non-U.S. holder’s ownership of common stock purchase warrants or pre-funded warrants impacts the determination of the 5% threshold with respect to such non-U.S. holder’s actual or constructive ownership of our common stock. There can be no assurance that our common stock will be or continue to be regularly traded on an established securities market. Our common stock purchase warrants and our pre-funded warrants are not expected to be regularly traded on an established securities market. Dispositions by a non-U.S. holder of common stock purchase warrants or pre-funded warrants also may not be subject to U.S. federal income tax, even if we are treated as a U.S. real property holding corporation, if on the date such common stock purchase warrants or pre-funded warrants were acquired, as applicable, by such non-U.S. holder, such holdings had a fair market value no greater than the fair market value on that date of 5% of our common stock (if it is regularly traded on an established securities market), provided that, if such non-U.S. holder subsequently acquires additional common stock purchase warrants or pre-funded warrants, then such interests would be aggregated and valued as of the date of the subsequent acquisition to apply this 5% limitation.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Exercise, Lapse, or Redemption of a Common Stock Purchase Warrant

A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a warrant t and the related receipt of Shares underlying the common stock purchase warrant. See “— Tax Considerations Applicable to U.S. Holders — Exercise, Lapse, or Redemption of a Common Stock Purchase Warrant.” However, if a cashless exercise of common stock purchase warrants results in a taxable exchange, as described in “— Tax Considerations Applicable to U.S. Holders — Exercise, Lapse, or Redemption of a Common Stock Purchase Warrant,” the rules described above under “— Sale or Other Taxable Disposition of Our Securities” would apply. If a non-U.S. holder allows a common stock purchase warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the common stock purchase warrant. See “— Tax Considerations Applicable to U.S. Holders — Tax Considerations Applicable to U.S. Holders — Exercise, Lapse, or Redemption of a Common Stock Purchase Warrant” above.

Information Reporting and Backup Withholding

Payments of distributions on our securities (and constructive distributions deemed paid) will not be subject to backup withholding, provided the non-U.S. holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions paid or deemed paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S. — related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our common stock, common stock purchase warrants or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on actual or deemed dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of actual or deemed dividends on our securities. Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our securities. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock, pre-funded warrants and common stock purchase warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock, pre-funded warrants and common stock purchase warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include: standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 90 days.

Delivery of the shares of common stock, pre-funded warrants and common stock purchase warrants offered hereby is expected to occur on or about September 11, 2023, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent an aggregate fee equal to 7.0% of the gross proceeds received in the offering and a management fee equal to 1.0% of the gross proceeds raised in the offering. In addition, we have agreed to reimburse the placement agent for non-accountable fees and expenses of $35,000, its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000 and clearing expenses of $15,950.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent’s cash fee of 7.0% of the gross proceeds and expenses, will be approximately $150,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.5 million.

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The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the common stock and shares of common stock underlying the common stock purchase warrants and pre-funded warrants pursuant to this prospectus.

	Per Share and Common stock purchase warrants	Per Pre-Funded Warrant and Common stock purchase warrants	Total
Public offering price	$0.4655	$0.4555	$4,899,488.81
Placement agent fees	$0.0326	$0.0326	$350,000.01
Proceeds to us, before expenses	$0.4329	$0.4229	$4,549,488.80

Placement Agent Warrants

We have agreed to issue to the placement agent and its designees warrants to purchase that number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock (including the shares of common stock issuable upon the exercise of the pre-funded warrants) issued in this offering. The exercise price per share of common stock of those warrants is $0.5819 (125% of the combined public offering price per share of common stock and warrants) and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the placement agent a right of first refusal until the twelve (12) month anniversary following the consummation of this offering to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries when we seek an investment banker or financial advisor, subject to certain exceptions, which right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering or the termination date of the engagement agreement in compliance with FINRA Rule 5110(g)(6)(A).

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 1 year following the closing date of this offering, subject to an exception. The placement agent may waive this prohibition in its sole discretion and without notice.

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Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement who was not a prior investor in us, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent, subject to certain exceptions.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing and Transfer Agent

Our common stock is listed on Nasdaq and trades under the symbol “BSFC.” The transfer agent of our common stock is Vstock Transfer, LLC. There is no established public trading market for the common stock purchase warrants or pre-funded warrants common, and we do not plan on making an application to list the common stock purchase warrants or pre-funded warrants on Nasdaq, any national securities exchange or other nationally recognized trading system.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as the placement agent, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by The Crone Law Group, P.C., New York, New York.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2021 and 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Our website address is https://bluestarfoods.com/. You may access our annual reports on Forms 10-K, quarterly reports on Forms 10-Q, current reports on Forms 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our code of ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the “Governance” portion of our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

1. Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023;

2. Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 10, 2023;

3. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, as filed with the SEC on May 22, 2023 and August 21, 2023, respectively;

4. Our Current Reports on Form 8-K as filed with the SEC on February 1, 2023, February 15, 2023, April 3, 2023, April 18, 2023, May 12, 2023, May 17, 2023, May 22, 2023, May 23, 2023, May 31, 2023, May 31, 2023, June 20, 2023, July 11, 2023, July 28, 2023 and August 29, 2023; and

5. The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2023, and any amendment or report filed with the SEC for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Upon request, in writing or by telephone, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. Any such request should be directed to:

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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690,000 Shares of Common Stock

10,741,139 Series A-1 Warrants to Purchase Common Stock

10,741,139 Series A-2 Warrants to Purchase Common Stock

10,051,139 Pre-Funded Warrants to Purchase Shares of Common Stock

Placement Agent Warrants to Purchase up to 751,880 Shares of Common Stock

Up to 32, 285,297 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants and Placement Agent Warrants

BLUE STAR FOODS CORP.

PROSPECTUS

H.C. Wainwright & Co.

September 7, 2023